14







                         AMENDMENT NO. 1


                               TO


                  REGISTRATION RIGHTS AGREEMENT

                          BY AND AMONG

                   PHP HEALTHCARE CORPORATION

                               AND

                     CERTAIN STOCKHOLDERS OF

                   PHP HEALTHCARE CORPORATION

                   Dated as of April 30, 1997




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                                                               15

                         AMENDMENT NO. 1
                               TO
                  REGISTRATION RIGHTS AGREEMENT

     This Amendment No. 1 (the "Amendment") is entered into as of April 30, 1997 by and between PHP Healthcare Corporation, a Delaware corporation (the "Company"), and Charles H. Robbins, Ellen E. Robbins, Ellen E. Robbins, Trustee Under Trust Indenture dated October 1, 1985, FBO Caroline H. Robbins, Charles H. Robbins, Grantor, Ellen E. Robbins, Trustee Under Trust Indenture dated October 1, 1985, FBO Lee S. Robbins, Charles H. Robbins, Grantor and Charles B. Robbins (collectively, the "Stockholders").

     WHEREAS, the Company and the Stockholders have entered into a Registration Rights Agreement, dated as of February 24, 1997
(the "Registration Rights Agreement"); and

     WHEREAS, the Company and the Stockholders desire to amend the Registration Rights Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Section 4.8 is amended and restated in its entirety as follows:

     4.8. Termination.

          This Agreement shall terminate on May 31, 1999; provided, however, that if the Company, in violation of this Agreement, fails to effectuate a Demand Registration for which a Demand Registration Notice was timely delivered to the Company, the Company shall continue to be required to effectuate such Demand Registration and maintain its effectiveness until the earlier of (x) the Eligible Shares thereunder are sold in accordance with the method of distribution or (y) one year from the date of such effectiveness.

2. This Amendment shall be effective simultaneously with the closing of the Kluge Sale (as defined in Amendment No. 1 to the

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                                                               16

Employment Agreement).

3. Except as specifically amended herein, the provisions of the Registration Rights Agreement shall continue in full force and effect as set forth therein

4. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

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                                                               17

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                              PHP HEALTHCARE CORPORATION


                              By: /s/ Anthony M. Pucini
                              Name: Anthony M. Pucini
                              Title: Executive V.P. & C.F.O.



                              /s/ Charles H. Robbins
                              CHARLES H. ROBBINS


                              /s/ Ellen E. Robbins
                              ELLEN E. ROBBINS


                              /s/ Ellen E. Robbins
                              ELLEN E. ROBBINS,
                              Trustee Under Trust Indenture
                              dated October 1, 1985
                              FBO Caroline H. Robbins,
                              Charles H. Robbins, Grantor


                              /s/ Ellen E. Robbins
                              ELLEN E. ROBBINS,
                              Trustee Under Trustee Indenture
                              dated October 1, 1985,
                              FBO Lee S. Robbins,
                              Charles H. Robbins, Grantor



                              /s/ Charles B. Robbins
                              CHARLES B. ROBBINS